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                                                                  EXHIBIT (a)(3)

                           KORN/FERRY INTERNATIONAL

                             Notice of Withdrawal

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If you previously elected to exchange existing options for replacement options or stock appreciation rights pursuant to Korn/Ferry International's exchange offer and you would like to withdraw in whole or in part your election to exchange, you must complete and sign this Notice of Withdrawal and return it to Louise Trammel by fax at (310) 553-8640 or by hand or mail at Korn/Ferry International, 1800 Century Park East, Suite 900, Los Angeles, California 90067 before 9:00 p.m., Eastern Time, on March 25, 2002, unless the offer is extended, in which case you must return this notice before the extended expiration of the offer. If you have questions regarding the withdrawal of your election, please contact us at optionswap@kornferry.com.
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To Korn/Ferry International:

     I previously received a copy of the Offer to Exchange, dated February 25, 2002, the accompanying cover letter and Summary of Terms and the Letter of Transmittal. I signed and returned the Letter of Transmittal, thereby electing to exchange options to purchase Korn/Ferry common stock or stock appreciation rights I currently hold for replacement options or stock appreciation rights being offered in the exchange. I now wish to withdraw my election to the extent set forth below. I understand that by signing this Notice of Withdrawal and delivering it according to the instruction above, I will be withdrawing my election to the extent set forth below. I have read and understand all of the terms and conditions of the offer.

     By withdrawing my election to the extent set forth below, I understand that I will not receive any replacement options or stock appreciation rights for, and will continue to hold, the existing options or stock appreciation rights withdrawn from the election, which will continue to be governed by the terms and conditions of the Korn/Ferry International Performance Award Plan, as amended, under which they were granted, and by the terms and conditions of the existing stock option or stock appreciation right agreement(s) between Korn/Ferry and me.

     I have completed and signed the following exactly as my name appears on the original Letter of Transmittal.
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     I hereby withdraw my election to exchange existing options or stock appreciation rights to the extent set forth below:

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 Grant Date/1/       Exercise or Base        Total Number of        Total Number of        Total Number of
                           Price            Shares Subject to    Option or SAR Shares   Option or SAR Shares
                                             Option or SAR/2/     Previously Elected     Withdrawn from the
                                                                  to be Exchanged/3/            Offer
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

1.  List each option or stock appreciation right on a separate line.
2. Provide the total number of option shares subject to the entire option in this column (or in the case of stock appreciation rights, provide the total number of stock appreciation right shares).
3. Provide the total number of option shares subject to the option that you previously elected to exchange (or in the case of stock appreciation rights, provide the total number of stock appreciation right shares you previously elected to exchange).

Signature:_____________________________      Date:__________________

Print Name:_________________________

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